CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 34 to Registration Statement No. 333-14131 on Form N-4 of our report dated February 26, 2016, relating to the financial statements and financial highlights of Separate Account B of Pacific Life Insurance Company, comprised of Diversified Bond, Floating Rate Loan, High Yield Bond, Inflation Managed, Managed Bond, Short Duration Bond, Comstock, Dividend Growth, Equity Index, Focused Growth, Growth, Large-Cap Growth, Large-Cap Value, Main Street® Core, Mid-Cap Equity, Mid-Cap Growth, Small-Cap Growth, Small-Cap Index, Small-Cap Value, Emerging Markets, International Large-Cap, International Value, Health Sciences, Real Estate, Technology, American Funds IS Asset Allocation Fund SM Class 4, American Funds IS Growth Fund SM Class 4, American Funds IS Growth-Income Fund SM Class 4, and Fidelity® VIP Government Money Market Service Class (formerly named Fidelity VIP Money Market Service Class) Variable Accounts (collectively, the “Variable Accounts”), appearing in the Annual Report on Form N-30D of Separate Account B of Pacific Life Insurance Company for the year ended December 31, 2015, and to the reference to us under the heading “Independent Registered Public Accounting Firm and Independent Auditors” in the Statement of Additional Information, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California

April 18, 2016

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Post-Effective Amendment No. 34 to Registration Statement No. 333-14131 on Form N-4 of our report dated March 8, 2016 related to the consolidated financial statements of Pacific Life Insurance Company and Subsidiaries as of December 31, 2015 and 2014, and for each of the three years in the period ended December 31, 2015, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading “Independent Registered Public Accounting Firm and Independent Auditors” in the Statement of Additional Information, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California

April 18, 2016